Exhibit 99.1

Vital Energy to Expand Delaware Basin Position Through Bolt-on Acquisition

Transaction highly accretive to key metrics; adds 68 high-return gross locations

TULSA, OK – July 28, 2024 - Vital Energy, Inc. (NYSE: VTLE) (“Vital Energy” or the “Company”) today announced the signing of a definitive joint purchase and sale agreement to acquire the assets of Point Energy Partners (“Point”), a Vortus Investments portfolio company. The transaction will significantly increase the Company’s operational scale and footprint in the Delaware Basin and add high-value development inventory. The agreement was signed in partnership with Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG”). Under the terms of the agreement, the two companies will acquire Point Energy’s assets in an all-cash transaction for total consideration of $1.1 billion. Vital Energy agreed to acquire 80% of Point’s assets, with NOG acquiring the remaining 20%. The transaction is expected to close by the end of the third quarter of 2024 with an effective date of April 1, 2024, subject to customary closing conditions.

Closing price adjustments are expected to total approximately $75 million, reducing total consideration to approximately $1.025 billion. Vital Energy expects to fund its $820 million portion, net of expected purchase price adjustments, through the use of its credit facility, which was recently expanded to $1.5 billion. Wells Fargo, National Association has committed to the increased elected commitment upon closing of the transaction. Vital Energy plans to host a conference call and webcast at 8:00 a.m. CT on Monday, July 29, 2024. Supplemental slides have been posted to the Company’s website.

Highlights (all figures are net to Vital Energy):

Attractively priced, immediately accretive: The transaction is priced at approximately 2.4x next 12 months (NTM) Consolidated EBITDAX1, as of the effective date, which compares favorably with Vital Energy’s current valuation and recent transactions in the basin. The purchase price is substantially underwritten by the value of proved developed producing reserves and eight work-in-process wells. Using SEC pricing, third-party reserve engineer Ryder Scott estimates the PDP reserves and work-in-process wells to have a PV-10, as of the effective date, of $742 million and $71 million, respectively. At closing, the transaction is projected to be immediately accretive to key financial metrics, including a >30% increase to NTM Adjusted Free Cash Flow1 and a >20% increase to NTM Consolidated EBITDAX1.

[1]	Non-GAAP financial measure; please see definitions of non-GAAP financial measures at the end of this release.

Adds high-return inventory and oil-weighted production: The transaction is expected to add 68 gross inventory locations (49 net) with an estimated average breakeven oil price of $47 per barrel NYMEX WTI. The assets include approximately 16,300 net acres and net production of approximately 30.0 thousand barrels of oil equivalent per day (“MBOE/d”) (67% oil), as of the effective date.

Robust hedges help ensure deleveraging: Vital Energy recently hedged a significant portion of its expected 2025 oil production to underpin cash flows and support leverage reduction targets. Leverage is expected to be approximately 1.5x at closing. At current strip commodity prices, the Company expects to reduce its leverage to approximately 1.3x within 12 months.

Expands Delaware Basin operational scale: Over the past 15 months, Vital Energy has built a high-quality, core operating position in the Delaware Basin, complementing its substantial Midland Basin leasehold. This transaction will increase the Company’s Delaware Basin position by approximately 25% to 84,000-net acres. Post closing, the Delaware Basin will comprise more than one third of the Company’s oil production.

“This bolt-on is a great fit for us, adding high-value inventory and production in the heart of our core operating areas. Furthermore, it expands our growing Delaware Basin position and balances our Permian operations. We expect to continue to demonstrate our ability to capture, integrate and create substantial value on acquired assets through optimized development plans, lower capital costs and proven operating practices, resulting in higher future cash flows,” said Jason Pigott, President and Chief Executive Officer.

Development and Production Expectations

Post closing, Vital Energy plans to moderate development activities on the properties relative to Point’s recent program. In March 2024, Point turned-in-line (“TIL”) a 15-well package, driving recent elevated production rates. No new TIL’s are planned prior to the closing of the transaction, leading to an estimated natural decline in daily production of approximately 50% from peak rates in April 2024.

With moderated activity levels and natural declines, fourth-quarter 2024 production on the Point asset is expected to average approximately 15.5 MBOE/d (64% oil). Vital Energy expects to invest approximately $45 million on the new properties during the fourth quarter of 2024, operating one drilling rig and completing seven wells.

The Company estimates a one rig development program would facilitate the drilling and completion of 12 wells over a 12-month period, resulting in total production of approximately 15.0 MBOE/d (64% oil) and capital investments of approximately $100 million.

Advisors

Houlihan Lokey is serving as lead financial advisor to Vital Energy with Citi serving as a co-advisor. Gibson, Dunn & Crutcher LLP is serving as legal counsel. Wells Fargo Securities, LLC advised on the senior secured credit facility. DrivePath Advisors is serving as financial communications advisor.

Kirkland & Ellis LLP is serving as NOG’s legal counsel. Jefferies LLC served as financial advisor and Akin Gump Strauss Hauer & Feld LLP is serving as legal counsel to Point and Vortus.

Conference Call Details

Vital Energy plans to host a conference call to discuss the transaction at 8:00 a.m. CT on Monday, July 29, 2024. Supplemental slides have been posted to the Company’s website. Interested parties are invited to listen to the call via the Company’s website at www.vitalenergy.com, under the tab for “Investor Relations | News & Presentations | Upcoming Events.” Portfolio managers and analysts who would like to participate on the call should dial 800.715.9871, using conference code 8995406. A replay will be available following the call via the Company’s website.

About Vital Energy

Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas. Additional information about Vital Energy may be found on its website at www.vitalenergy.com.

Forward-Looking Statements

This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.

General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of actions by the Organization of Petroleum Exporting Countries and other producing countries (“OPEC+”) and the Russian-Ukrainian or Israeli-Hamas military conflicts, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, and under the Inflation Reduction Act (the “IRA”), including those related to climate change, the impact of legislation or regulatory initiatives intended to address induced seismicity on our ability to conduct our operations; uncertainties in estimating reserves and production results; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, technological innovations and scientific developments, physical and transition risks associated with climate change, increased attention to ESG and sustainability-related matters, risks related to our public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” i.e., misleading information or false claims overstating potential sustainability-related benefits, risks regarding potentially conflicting anti-ESG initiatives from certain U.S. state or other governments, possible impacts of litigation and regulations, the impact of the Company’s transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and imposition of any additional taxes under the IRA or otherwise, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). These documents are available through Vital Energy’s website at www.vitalenergy.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles (“GAAP”), such as Adjusted Free Cash Flow, Adjusted Net Income and Consolidated EBITDAX. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non-GAAP financial measures, please see the supplemental financial information at the end of this press release. Due to the forward-looking nature of NTM Adjusted Free Cash Flow and NTM Consolidated EBITDAX, such measures could not be reconciled to the most directly comparable GAAP measure without unreasonable efforts. Unless otherwise specified, references to “average sales price” refer to average sales price excluding the effects of the Company’s derivative transactions.

All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions, less capital investments, excluding non-budgeted acquisition costs. Management believes Adjusted Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Adjusted Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Adjusted Free Cash Flow reported by different companies.

Consolidated EBITDAX

Consolidated EBITDAX is a non-GAAP financial measure defined in the Company’s Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, organizational restructuring expenses, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Consolidated EBITDAX does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Consolidated EBITDAX is useful to an investor because this measure:

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is used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;

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helps investors to more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing the effect of the Company’s capital structure from the Company’s operating structure; and

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is used by management for various purposes, including (i) as a measure of operating performance, (ii) as a measure of compliance under the Senior Secured Credit Facility, (iii) in presentations to the board of directors and (iv) as a basis for strategic planning and forecasting.

There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company’s net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX, or similarly titled measures, reported by different companies. The Company is subject to financial covenants under the Senior Secured Credit Facility, one of which establishes a maximum permitted ratio of Net Debt, as defined in the Senior Secured Credit Facility, to Consolidated EBITDAX. See Note 7 in the 2023 Annual Report for additional discussion of the financial covenants under the Senior Secured Credit Facility. Additional information on Consolidated EBITDAX can be found in the Company’s Eleventh Amendment to the Senior Secured Credit Facility, as filed with the SEC on September 13, 2023.

PV-10

PV-10 is a non-GAAP financial measure that is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is a computation of the standardized measure of discounted future net cash flows on a pre-tax basis. PV-10 is equal to the standardized measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10 percent. Management believes that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to the Company’s estimated proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of the Company’s proved oil, NGL and natural gas assets. Further, investors may utilize the measure as a basis for comparison of the relative size and value of proved reserves to other companies. The Company uses this measure when assessing the potential return on investment related to proved oil, NGL and natural gas assets. However, PV-10 is not a substitute for the standardized measure of discounted future net cash flows. The PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of the Company’s oil, NGL and natural gas reserves of the property.

Investor Contact:

Ron Hagood

918.858.5504

ir@vitalenergy.com

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